UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

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Insight Management Corporation

(Exact name of registrant as specified in its charter)

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Florida	333-148697	20-8715508
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1130 E. Clark Ave. Ste. 150-286 Orcutt, CA 93455
(Address of principal executive offices)

(866) 787-3588
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President/CEO Employment Agreement

Effective June 29, 2009, Insight Management Corporation entered into an employment agreement with Ms. Rapacki with an annual base salary of $130,000.  Executive shall also be entitled to a bonus determined at the sole discretion of the Board of Directors, 15 days vacation per year and participation in the Company’s Stock Option Plan.

The agreement provides that upon termination of the executive’s employment by the company for any reason other than for cause, or if the executive terminated her employment for good reason, the executive would be entitled to a lump sum payment equal to 1 year of base salary.

The foregoing summary is qualified by reference to the text of the agreement, which is filed herewith as exhibit 10.1 and incorporated herein by reference.

Issuance of Bonus

On July 15, 2009, the Board of Directors of the Company’s subsidiary, Microreseach Corporation, approved a $30,000 performance bonus for Microresearch President, Jennifer Rapacki, in consideration for the excellent performance of negotiating and closing the Rebel Testing, Inc. acquisition and closing the merger with Insight Management. The performance bonus completes all monetary compensation due to Ms. Rapacki, as President of Microresearch Corporation.

Item 9.01.

Financial Statements, Pro Forma Financial Information and Exhibits.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	President/CEO Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2009	INSIGHT MANAGEMENT CORPORATION.

	By	/s/ JENNIFER RAPACKI
Jennifer Rapacki
Chief Executive Officer
(Principal Executive Officer)

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